Exhibit 10.6.1

ATLANTIC UNION BANKSHARES CORPORATION

NON-QUALIFIED DEFERRED COMPENSATION PLAN FOR EXECUTIVES

(As Restated Effective January 1, 2017)

AMENDMENT

Atlantic Union Bankshares Corporation (the “Plan Sponsor”) has adopted the Virginia Bankers Association Model Non-Qualified Deferred Compensation Plan for Executives (the “Plan”).  Pursuant to paragraph 14.1 of the Plan, the Plan Sponsor hereby adopts the following administrative amendments to the Plan:

1. Effective September 1, 2019, subparagraph 9.4(b) of the Plan is amended to read as follows:

9.4(b)If periodic installment payments are permitted under the Plan, the amount of each periodic installment payment shall be the lesser of:

(i)The quotient obtained by dividing (A) the amount of such Participant’s vested Deferral Account held in the applicable subdivision, determined, in the case of installment payments made on or after January 1, 2020, as though a lump-sum payment were being made as of the last Valuation Date of the prior Plan Year by (B) the number of installment payments then remaining to be made; or

(ii)The amount of such vested Deferral Benefit at such time.

Notwithstanding the forgoing, for installment payments made on or after September 1, 2019 and before January 1, 2020, the installment payment shall be equal to the August 1, 2019 payment amount.

IN WITNESS WHEREOF, this amendment is hereby adopted on this 18 day of October, 2019.

/s/ Loreen Lagatta
Atlantic Union Bankshares Corporation

By Loreen Lagatta
Its Executive Vice President & Chief HR Officer